SubItem 77E
LEGAL PROCEEDINGS

Since October 2003
 Federated and related
entities collectively
Federated and various
Federated funds Funds
 have been named as
defendants in
several class action
lawsuits now pending
in the United States
 District Court for
the District of
Maryland The lawsuits
 were purportedly filed
 on
behalf of people who
purchased owned andor
 redeemed shares of
 Federatedsponsored
 mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar
in alleging that
 Federated engaged
 in illegal and
improper trading
practices including
market timing and
late
trading in concert
 with certain
institutional traders
 which allegedly
caused financial
 injury to the mutual
 fund shareholders
These lawsuits began to
be filed shortly after
 Federateds first
public announcement
that it had received
 requests for
information on shareholder
 trading activities in the
Funds from the SEC the
Office of the New York
State Attorney General
 NYAG and other authorities
 In that regard on November
 28 2005
Federated announced that
 it had reached final
settlements with the
SEC and the NYAG with
respect to those matters
 Specifically the SEC and
NYAG settled proceedings
 against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late
trading The SEC made
findings that Federated
 Investment Management
 Company FIMC an SEC
registered investment
 adviser to various
Funds and Federated
 Securities
Corp an SECregistered
 brokerdealer and
distributor for the
Funds violated provisions
 of the Investment
Advisers Act and Investment
 Company Act
by approving but not
disclosing three market
 timing arrangements or
 the associated conflict
 of interest between
FIMC and the funds involved
in
the arrangements either
to other fund shareholders
 or to the funds board
and that Federated Shareholder
 Services Company formerly an
SECregistered transfer agent
 failed to prevent a customer
 and a Federated employee
from late trading in
violation of provisions of
 the Investment
Company Act The NYAG found
that such conduct violated
 provisions of New York
State law Federated
entered into the settlements
without
admitting or denying
the regulators findings
 As Federated previously
 reported in 2004 it has
 already paid approximately
80 million to certain funds
as determined by an
independent consultant
As part of these
settlements Federated
 agreed to pay
disgorgement and a
 civil money penalty
 in the
aggregate amount of
 an additional 72
 million and among
other things agreed
 that it would not
serve as investment
 adviser to any registered
investment company unless
i at least 75 of the
 funds directors are
 independent of Federated
 ii the chairman of each
 such fund is independent
 of
Federated iii no action
 may be taken by the
funds board or any
committee thereof unless
 approved by a majority
 of the independent
trustees of
the fund or committee
respectively and iv
the fund appoints a
senior officer who
 reports to the
independent trustees
and is responsible for
monitoring compliance
by the fund with
applicable laws and
 fiduciary duties
and for managing the
process by which
management fees charged
to
a fund are approved
The settlements are
described in Federateds
 announcement which
along with previous
press releases and
related
communications on
those matters is
available in the
About Us section
of Federateds website
 at FederatedInvestorscom
Federated entities
have also been named
as defendants in
several additional
 lawsuits that are
now pending in the
United States District
 Court for
the Western District
of Pennsylvania
alleging among other
 things excessive
advisory and Rule 12b1
fees
The Board of the Funds
 retained the law firm
 of Dickstein Shapiro
LLP to represent the
 Funds in each of the
lawsuits described in
the
preceding two paragraphs
 Federated and the Funds
 and their respective
counsel have been
defending this litigation
 and none of the Funds
remains a defendant in
any of the lawsuits
though some could
potentially receive
any recoveries as
nominal defendants
Additional lawsuits
 based
upon similar allegations
 may be filed in the
future The potential
impact of these lawsuits
 all of which seek
unquantified damages
attorneys fees
and expenses and future
potential similar suits
 is uncertain Although
 we do not believe that
 these lawsuits will
have a material adverse
effect on
the Funds there can
 be no assurance that
 these suits ongoing
adverse publicity andor
 other developments
 resulting from the
regulatory
investigations will
 not result in
increased Fund
redemptions reduced
sales of Fund shares
or other adverse
consequences for the
 Funds